Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE SECOND QUARTER OF 2009
AND SIX MONTHS ENDED JUNE 30, 2009

COMPANY ALSO UPDATES 2009 EARNINGS GUIDANCE

➢	Second Quarter Highlights (Comparison of Second Quarters Ended June 30, 2009 and 2008):

•	Net Income increased over 200% to $9.2 Million, or $0.30 Diluted Earnings Per Share

•	Integration, Merger and Acquisition Related Costs and Other Charges were $0.6 Million, or $0.01 Diluted Effect on Earnings Per Share

•	Adjusted EBITDA increased 15.2% to $25.8 Million

•	Revenues declined 5.3% to $460.6 Million reflecting continued increases in the generic dispensing rate

•	Cash Flow Provided by Operating Activities increased over 120% to $28.8 Million

•	Generic Dispensing Rate increased from 69.9% to 74.2%

➢	Year to Date Highlights (Comparison of Six Months Ended June 30, 2009 and 2008):

•	Net Income increased over 180% to $17.4 Million, or $0.57 Diluted Earnings Per Share

•	Integration, Merger and Acquisition Related Costs and Other Charges were $2.6 Million, or $0.05 Diluted Effect on Earnings Per Share

•	Adjusted EBITDA increased 17.2% to $51.0 Million

•	Revenues declined 5.4% to $928.8 Million reflecting continued increases in the generic dispensing rate

•	Cash Flow Provided by Operating Activities increased 76.4% to $42.7 Million

•	Generic Dispensing Rate increased from 69.5% to 73.9%

➢	Fiscal 2009 Earnings Guidance Updated:

•	Net Income Guidance increased to $38.1 Million - $40.6 Million from $34.0 Million - $36.5 Million

•	Diluted Earnings Per Share Guidance increased to $1.24 - $1.32 from $1.11 – 1.18

•	Estimated Free Cash Flow to be between $74.0 Million and $77.0 Million

LOUISVILLE, Kentucky (August 3, 2009) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported the results of its second quarter of 2009 and six months ended June 30, 2009.

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

Management Commentary

In commenting on the Company’s results for the quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We continue to see significant progress across all areas of our company.  The impact of revenue pressures from generic dispensing is offset by continued EBITDA margin improvement.  This quarter also resulted in record level cash flow of almost $29 million as bad debt and collections see continued improvement.”

Second Quarter of 2009 and Six Months Ended June 30, 2009 Summary

➢
Net income for the second quarter of 2009 was $9.2 million, a 217% increase over the second quarter of 2008, and net income for the six months ended June 30, 2009 was $17.4 million, a 181% increase over the six months ended June 30, 2008.

➢
Diluted earnings per share for the second quarter of 2009 were $0.30 compared with $0.10 for the second quarter of 2008, and diluted earnings per share for the six months ended June 30, 2009 were $0.57 compared with $0.21 for the six months ended June 30, 2008.

➢
Integration, merger and acquisition related costs and other charges were $0.6 million ($0.3 million, net of tax, or $0.01 diluted effect on earnings per share) for the second quarter of 2009 and $2.6 million ($1.5 million, net of tax, or $0.05 diluted effect on earnings per share) for the six months ended June 30, 2009.

➢
Diluted earnings per share excluding the integration, merger and acquisition related costs and other charges were $0.31, a 40.9% increase over the prior year period, for the second quarter of 2009 and $0.62, a 51.2% increase over the prior year period, for the six months ended June 30, 2009.

➢	Adjusted EBITDA was $25.8 million for the second quarter of 2009 and $51.0 million for the six months ended June 30, 2009.

➢
Adjusted EBITDA for the second quarter of 2009 represents a 15.2% increase over the second quarter of 2008 and Adjusted EBITDA for the six months ended June 30, 2009 represents a 17.2% increase over the six months ended June 30, 2008.

➢	Adjusted EBITDA Margin improved 100 basis points to 5.6% for the second quarter of 2009 and 110 basis points to 5.5% for the six months ended June 30, 2009, as compared to the prior year period.

➢
Revenues were $460.6 million for the second quarter of 2009, a decrease of $25.7 million from the second quarter of 2008, and revenues were $928.8 million for the six months ended June 30, 2009, a decrease of $52.6 million from the six months ended June 30, 2008.

➢	Prescriptions dispensed were 9.8 million and 19.7 million, respectively, for the second quarter of 2009 and six months ended June 30, 2009.
➢	Revenues were negatively impacted by an approximate 430 basis points increase in the generic dispensing rate in the second quarter of 2009, compared with the comparable 2008 period.

➢	Gross margins were $68.8 million for the second quarter of 2009 and $140.2 million for the six months ended June 30, 2009.

➢	Gross margins improved 30 basis points to 14.9% for the second quarter of 2009 and 50 basis points to 15.1% for the six months ended June 30, 2009, as compared to the prior year period.
➢	Gross margins improved year over year as a result of increased generic dispensing and merger and integration synergies from the previous years’ consolidations.

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

➢	Cash flows remained strong at $28.8 million and $42.7 million for the second quarter of 2009 and six months ended June 30, 2009, respectively.

➢
Cash flows from operations for the second quarter of 2009 improved 122% over the second quarter of 2008 and cash flows from operations for the six months ended June 30, 2009 improved 76.4% over the six months ended June 30, 2008.

Fiscal 2009 Earnings Guidance

Revised fiscal 2009 earnings guidance is as follows:

(in millions, except per share data)	Ranges
Revenues	$1,850.0 - $1,870.0
Adjusted earnings before interest, taxes, depreciation, amortization, integration, merger and acquisition related costs and expenses	$100.0 - $102.5
Depreciation and amortization expense	$25.6 - $25.2
Interest expense, net	$9.8 - $9.6
Tax rate	41.0% - 40.0%
Net income	$38.1 - $40.6
Diluted earnings per share	$1.24 - $1.32
Common and common equivalent shares outstanding	30.8
Capital expenditures	$15.0

The fiscal 2009 earnings guidance above does not consider integration, merger and acquisition related costs and other charges or any other charges the Company may incur, including, but not limited to, the application of new accounting pronouncements or other non-recurring charges.  Further, it does not include any acquisitions that may occur.  We estimate free cash flow to be between $74.0 million and $77.0 million.

Conference Call

Management will hold a conference call to review the financial results for the second quarter of 2009 and six months ended June 30, 2009, on August 4, 2009, at 10:30 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through August 18, 2009, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 34400743.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of June 30, 2009, PharMerica operated approximately 95 institutional pharmacies in 40 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to long-term care hospitals.

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, statements regarding the Company’s continued focus on its initiatives of growing our client base, improving client retention and streamlining our operations and billing processes, the information concerning the Company’s “guidance” and possible future results of operations, the Company’s ability to purchase acquisition targets, and the strength of the Company’s financial performance during 2009.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including current reports on Form 10-Q, filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008		2009		2008		2009
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$486.3	100.0%	$460.6	100.0%	$981.4	100.0%	$928.8	100.0%

Cost of goods sold	415.5	85.4	391.8	85.1	838.1	85.4	788.6	84.9

Gross profit	70.8	14.6	68.8	14.9	143.3	14.6	140.2	15.1

Selling, general and administrative expenses	54.0	11.2	47.2	10.2	111.3	11.4	98.1	10.6

Amortization expense	1.6	0.3	1.9	0.4	3.2	0.3	3.7	0.4

Integration, merger and acquisition related costs and other charges	6.6	1.4	0.6	0.1	10.7	1.1	2.6	0.2

Operating income	8.6	1.7	19.1	4.2	18.1	1.8	35.8	3.9

Interest expense, net	3.5	0.7	3.3	0.8	7.2	0.7	6.5	0.7

Income before income taxes	5.1	1.0	15.8	3.4	10.9	1.1	29.3	3.2

Provision for income taxes	2.2	0.4	6.6	1.4	4.7	0.5	11.9	1.3

Net income	$2.9	0.6%	$9.2	2.0%	$6.2	0.6%	$17.4	1.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Earnings per common share:
Basic	$0.10	$0.30	$0.21	$0.58
Diluted	$0.10	$0.30	$0.21	$0.57

Shares used in computing earnings per common share:
Basic	30,074,443	30,231,797	30,069,686	30,221,804
Diluted	30,176,592	30,366,640	30,125,668	30,330,992

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	December 31, 2008	June 30, 2009

ASSETS
Current assets:
Cash and cash equivalents	$41.3	$77.7
Accounts receivable, net	219.3	210.2
Inventory	73.4	70.9
Deferred tax assets	24.9	39.5
Prepaids and other assets	16.7	14.0
	375.6	412.3

Equipment and leasehold improvements	97.1	104.8
Accumulated depreciation	(43.1)	(51.6)
	54.0	53.2

Deferred tax assets, net	59.4	29.9
Goodwill	113.7	115.6
Intangible assets, net	73.4	69.9
Other	3.1	3.3
	$679.2	$684.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54.4	$46.6
Salaries, wages and other compensation	36.3	32.9
Other accrued liabilities	12.6	8.6
	103.3	88.1

Long-term debt	240.0	240.0
Other long-term liabilities	16.1	14.2

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2008 and June 30, 2009	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,477,558 shares and 30,535,208 shares issued and outstanding as of December 31, 2008 and June 30, 2009, respectively	0.3	0.3
Capital in excess of par value	338.7	341.0
Accumulated other comprehensive loss	(2.8)	(0.4)
Retained (deficit) earnings	(16.4)	1.0
	319.8	341.9
	$679.2	$684.2

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Cash flows provided by (used in) operating activities:
Net income	$2.9	$9.2	$6.2	$17.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.6	4.2	11.5	8.9
Amortization	1.6	1.9	3.2	3.7
Integration, merger and acquisition related costs and other charges	0.4	–	0.9	0.2
Stock-based compensation	1.1	1.3	2.1	1.9
Amortization of deferred financing fees	0.1	0.1	0.2	0.2
Deferred income taxes	1.6	6.8	4.1	11.6
Loss on disposition of equipment	0.6	–	0.6	0.1
Other	0.3	–	–	(0.1)
Change in operating assets and liabilities:
Accounts receivable, net	0.5	8.1	(3.9)	8.7
Inventory and other assets	4.0	1.1	1.6	2.5
Prepaids and other assets	(0.5)	0.2	4.4	3.3
Accounts payable	(7.4)	0.2	(6.2)	(7.8)
Salaries, wages and other compensation	(0.1)	(1.0)	(2.5)	(6.0)
Other accrued liabilities	2.3	(3.3)	2.0	(1.9)
Net cash provided by operating activities	13.0	28.8	24.2	42.7

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(3.6)	(3.3)	(11.8)	(6.5)
Cash proceeds from sale of assets	0.1	0.1	0.2	0.1
Net cash used in investing activities	(3.5)	(3.2)	(11.6)	(6.4)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt and capital lease obligations	–	(0.2)	(10.0)	(0.3)
Issuance of common stock	0.2	0.2	0.2	0.3
Cash contributions received from minority shareholders	–	–	0.1	–
Tax benefit from stock-based compensation	–	–	–	0.1
Net cash provided by (used in) financing activities	0.2	–	(9.7)	0.1

Change in cash and cash equivalents	9.7	25.6	2.9	36.4
Cash and cash equivalents at beginning of period	25.2	52.1	32.0	41.3
Cash and cash equivalents at end of period	$34.9	$77.7	$34.9	$77.7

Supplemental information:
Cash paid for interest	$3.5	$3.2	$7.5	$6.5
Cash paid for taxes	$0.6	$1.1	$0.9	$1.4

Supplemental schedule of non-cash activities:
Fair value of assets acquired	$–	$–	$(1.4)	$–
Fair value of liabilities assumed or incurred	$–	$–	$(1.4)	$–
Capital lease obligations	$–	$–	$–	$1.8

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER AND ACQUISITION RELATED COSTS AND OTHER CHARGES

The following is a summary of integration, merger and acquisition related costs and other charges incurred by PharMerica in the second quarter of 2008 and 2009 and six months ended June 30, 2008 and 2009 (unaudited).

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2008	2009	2008	2009
Integration costs and other charges:
Professional and advisory fees	$0.9	$–	$1.1	$–
General and administrative	1.0	0.1	2.1	0.3
Employee costs	2.4	0.2	4.0	1.0
Severance costs	1.4	0.2	1.7	0.6
Facility costs	0.9	–	1.8	0.6
	6.6	0.5	10.7	2.5
Acquisition costs:
Professional and advisory fees	–	0.1	–	0.1
Other costs	–	–	–	–
	–	0.1	–	0.1
Total integration, merger, and acquisition related costs and other charges	$6.6	$0.6	$10.7	$2.6
Negative effect on diluted earnings per share	$(0.12)	$(0.01)	$(0.20)	$(0.05)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the second quarter of 2008 and 2009 and six months ended June 30, 2008 and 2009 (unaudited).

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Customer licensed beds:
Beginning of period	334,226	320,745	337,043	322,376
Additions	6,335	6,473	11,492	13,235
Losses	(9,262)	(9,860)	(17,236)	(18,253)
End of period	331,299	317,358	331,299	317,358

Prescription data:
Prescriptions dispensed (in thousands)	10,067	9,815	20,279	19,734
Revenue per prescription dispensed	$46.82	$45.49	$46.92	$45.60
Gross profit per prescription dispensed	$6.74	$6.79	$6.79	$6.85

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net income	$2.9	$9.2	$6.2	$17.4
Add:
Interest expense, net	3.5	3.3	7.2	6.5
Integration, merger and acquisition related costs and other charges	6.6	0.6	10.7	2.6
Provision for income taxes	2.2	6.6	4.7	11.9
Depreciation and amortization expense	7.2	6.1	14.7	12.6
Adjusted EBITDA	$22.4	$25.8	$43.5	$51.0
Adjusted EBITDA margin	4.6%	5.6%	4.4%	5.5%

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PMC Reports Results for the Second Quarter of 2009
   and Six Months Ended June 30, 2009

August 3, 2009

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Diluted earnings per common share	$0.10	$0.30	$0.21	$0.57
Integration, merger and acquisition related costs and other charges	0.12	0.01	0.20	0.05
Adjusted diluted earnings per common share after impact of above item	$0.22	$0.31	$0.41	$0.62

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET OPERATING CASH FLOWS

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Adjusted EBITDA	$22.4	$25.8	$43.5	$51.0
Interest expense, net	(3.5)	(3.3)	(7.2)	(6.5)
Provision for income taxes	(2.2)	(6.6)	(4.7)	(11.9)
Integration, merger and acquisition related costs and other charges	(6.2)	(0.6)	(9.8)	(2.4)
Provision for bad debt	5.5	3.6	10.7	10.7
Stock-based compensation	1.1	1.3	2.1	1.9
Amortization of deferred financing fees	0.1	0.1	0.2	0.2
Deferred income taxes	1.6	6.8	4.1	11.6
Loss on sales of equipment	0.6	–	0.6	0.1
Other	0.3	–	–	(0.1)
Changes in assets and liabilities	(6.7)	1.7	(15.3)	(11.9)
Net Cash Flows from Operating Activities	$13.0	$28.8	$24.2	$42.7

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is not the same calculation as this Adjusted EBITDA table.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses diluted earnings per share, exclusive of integration, merger and acquisition related costs and other charges, as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Diluted earnings per share, exclusive of integration, merger and acquisition related costs and other charges, does not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The integration, merger and acquisition related costs and other charges excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.

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